SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


   Date of Report (Date of earliest event reported): April 13, 2006


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  000-14465              52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)


                     23 Hudson Street, Annapolis, MD 21401
                    (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
following   provisions  (see  General  Instruction  A.2.  below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 8.01 - OTHER EVENTS

On April 13, 2006, the Registrant posted the following announcement on its website (www.sonexresearch.com):


SONEX RECEIVES EXTENSIONS ON $179,500 NOTES PAYABLE TO SHAREHOLDERS


ANNAPOLIS, MARYLAND, April 13, 2006 - SONEX RESEARCH, INC. (OTC SONX) announced it has received extensions until December 31, 2006 of the due dates on notes payable to shareholders totaling $179,500. One note in the principal amount of $95,000 is payable to Sidney L. Gulick, 3d of Adelphi, MD, and two notes in the aggregate principal amount of $84,500 are payable to Michael I. Keller of Alexandria, VA, the consultant who serves as the Company's Director of Business Development and Program Manager.

The notes bear interest at 6%, and all interest payments have been made through March 31, 2006. In addition to interest payments in each quarter of this year, the Company expects to make partial principal payments on the notes prior to December 31, 2006 as cash flow permits.

Payment of the notes is secured by a shared security interest in the Company's patents. A note due to Mr. Keller in the principal amount of $67,000 is included among Company compensation and other financial obligations totaling $543,786 which are secured by a priority security interest, while the $95,000 note due to Dr. Gulick and a $17,500 note to Mr. Keller are included among compensation and other financial obligations totaling $614,120 which are secured by a subordinated security interest.

The Company's management expresses its gratitude to Dr. Gulick and Mr. Keller for their financial assistance and their willingness to extend the due dates of the notes. In addition, management thanks Mr. Keller on behalf of Sonex shareholders for continuing to defer payment of his compensation to reduce the Company's current cash requirements.


Contact: George E. Ponticas, CFO, Sonex Research, Inc., tel: 410-266-5556, email: george.ponticas@sonex-na.com, website: www.sonexresearch.com.


About Sonex

Sonex Research, Inc., a leader in the field of combustion technology, is developing its patented Sonex Combustion System (SCS) piston-based technology for in-cylinder control of ignition and combustion, designed to increase fuel mileage and reduce emissions of internal combustion engines. Sonex plans to complete development, commercialize and market its Sonex Controlled Auto Ignition (SCAI) combustion process to the automotive industry to improve fuel efficiency of gasoline powered vehicles. Additionally, independent third-party testing has confirmed the potential of the SCS application for direct-injected diesel engines to significantly reduce harmful soot in-cylinder without increasing fuel consumption. Other SCS designs are being used to convert gasoline engines of various sizes to operate on safer, diesel-type "heavy fuels" for use in military and commercial applications requiring light weight and safe handling and storage of fuel, such as in UAVs (unmanned aerial vehicles).


CAUTION REGARDING FORWARD-LOOKING STATEMENTS

"Forward-looking" statements contained in this report, as well as all publicly disseminated material about the Company, are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act. Such statements are based on current expectations, estimates, projections and assumptions by management with respect to matters such as commercial acceptance of the SCS technology, the impact of competition, and the Company's financial condition or results of operations. Readers are cautioned tha t such statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements.


RISK FACTORS

Additional information regarding the risks faced by Sonex is provided in the Company's periodic filings with the Securities and Exchange Commission (SEC) under the heading "Risk Factors". Such filings are available upon request from the Company or online in the SEC's EDGAR database at www.sec.gov. The Company, however, is delinquent in its filings with the SEC. It has not filed its Annual Reports on Form 10-KSB for the years ended December 31, 2004 and 2005 because it lacks the financial resources to eng age its independent accountants to conduct audits of the December 31, 2004 and 2005 financial statements, and because it lacks the staffing to prepare the Form 10-KSB itself due in large part to the amount of time management has spent in responding to litigation. For the same reasons, the Company has been unable to file its Quarterly Reports on Form 10-QSB for March 31, 2005, June 30, 2005 and September 30, 2005. The Company is unable to predict when it will be able to make these filings and there can be no assurance that the filings will be made at all. In addition, there can be no assurance that a public market for the Company's Common Stock will continue to exist.


                                 ###


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 13, 2006


SONEX RESEARCH, INC.
Registrant



/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer and Secretary